            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the inclusion of our report dated
January 6, 2006 in the Statement of Additional Information of the Registration
Statement (Form N-2) of Tortoise North American Energy Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-133469) and Amendment No.
13 under the Investment Company Act of 1940 (Registration No. 811-21700).

                                                     /s/ Ernst & Young LLP

Kansas City, Missouri
June 20, 2006